UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 8, 2016

Bay Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7151 Columbia Gateway Drive, Suite A, Columbia, MD 21046
(Address of Principal Executive Offices) (Zip Code)

(410) 737-7401
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

            On July 8, 2016, Bay Bancorp, Inc. (the “Company”), the savings and loan holding company of Bay Bank, FSB (“Bay Bank”), and Hopkins Bancorp, Inc. (“Hopkins”), the savings and loan holding company of Hopkins Federal Savings Bank (“Hopkins Bank”), consummated the previously-announced merger of Hopkins with and into the Company, with the Company as the surviving corporation (the “Merger”).  The stockholders of Hopkins approved the Merger Agreement and the Merger at a special meeting of stockholders held on July 8, 2016.  Immediately following the closing of the Merger, Hopkins Bank was merged with and into Bay Bank, with Bay Bank as the surviving federal savings bank.  A copy of the parties’ joint press release announcing the closing is filed herewith as Exhibit 99.1.

            The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 18, 2015 (the “Merger Agreement”), as amended on February 1, 2016 by a First Amendment to Agreement and Plan of Merger (the “First Amendment”).  Pursuant to the terms of the Merger Agreement, as amended, the Company acquired all of the outstanding shares of Hopkins common stock for cash in an amount equal to 105% of Hopkins’ tangible book value at June 30, 2016 (the “Merger Consideration”) after giving effect to (i) Hopkins’ payment of its transaction-related expenses, (ii) $389,808 in cash bonuses that Hopkins paid to certain employees of Hopkins Bank for their pre-Merger services, and (iii) a $16.0 million cash dividend that was paid by Hopkins to its stockholders.  Based on the foregoing, the amount of the Merger Consideration was $23,855,141.

            Upon the closing of the Merger, each outstanding share of Hopkins common stock was converted into the right to receive cash in an amount of $98.7578, which was determined by dividing the Merger Consideration by 241,552, the number of issued and outstanding shares of Hopkins common stock as of the closing of the Merger.  Hopkins stockholders will receive instructions from American Stock Transfer & Trust Company, acting as exchange agent (the “Exchange Agent”), regarding the surrender of their shares of Hopkins common stock for their respective portions of the Merger Consideration.  Hopkins stockholders should not surrender their shares to the Company or Bay Bank.  If and to the extent the OCC does not approve the payment of the Bonuses, which is not anticipated, then the Exchange Agent will distribute the amount thereof to the stockholders of Hopkins.

            The foregoing discussion does not purport to be a complete discussion of the terms of the Merger Agreement, as amended, that govern the calculation and payment of the Merger Consideration and is qualified in its entirety by reference to the Merger Agreement, as amended.  The Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2015, and the First Amendment was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2016.  Item 1.01 of those reports summarized the material terms of the Merger Agreement and the First Amendment, respectively, which summaries are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

            (d)       Exhibits.

            The exhibits filed or furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bay Bancorp, Inc.

Date: July 11, 2016	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 8, 2016 (filed herewith)

99.2	Financial statements of Hopkins Bancorp, Inc.*

99.3	Pro forma financial information*

*     To be filed by amendment within 71 calendar days after the date this report is filed.